ANNUAL REPORT AS OF
MARCH 31, 2000

SEI INDEX FUNDS

--------------------------------------------------------------------------------
S&P 500 Index
--------------------------------------------------------------------------------
Bond Index
--------------------------------------------------------------------------------




[SEI Investments LOGO OMITTED]

TABLE OF CONTENTS
--------------------------------------------------------------------------------


MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FUND PERFORMANCE
      S&P 500 INDEX FUND.............................................     1
      BOND INDEX FUND................................................     2
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS.............................     4
STATEMENTS OF NET ASSETS.............................................     5
STATEMENT OF OPERATIONS..............................................    16
STATEMENT OF CHANGES IN NET ASSETS...................................    17
FINANCIAL HIGHLIGHTS.................................................    18
NOTES TO FINANCIAL STATEMENTS........................................    19
NOTICE TO SHAREHOLDERS...............................................    23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

                               S&P 500 INDEX FUND
--------------------------------------------------------------------------------
                           S&P 500 INDEX FUND CLASS A
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN1
--------------------------------------------------------------------------------
                      Annualized          Annualized
     One Year           3 Year           Inception to
      Return            Return               Date
--------------------------------------------------------------------------------
      17.52%            26.96%              24.51%
--------------------------------------------------------------------------------

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE SEI S&P 500 INDEX FUND, CLASS A, VERSUS THE S&P 500 COMPOSITE INDEX

[graph omitted]

plot points as follows:

            SEI S&P 500 Index Fund, Class A             S&P 500 Composite Index
2/29/96           10000                                          10000
3/96              10092                                          10096
3/97              12032                                          12097
3/98              17738                                          17900
3/99              20949                                          21210
3/00              24619                                          25015


1FOR THE PERIODS  ENDED MARCH 31, 2000. PAST PERFORMANCE IS NO INDICATION OF
 FUTURE PERFORMANCE. CLASS A SHARES WERE OFFERED BEGINNING 02/28/96. EFFECTIVE 07/31/97, THE BOARD OF TRUSTEES APPROVED THE RENAMING OF CLASS A SHARES TO CLASS E SHARES.

--------------------------------------------------------------------------------
                           S&P 500 INDEX FUND CLASS E
--------------------------------------------------------------------------------
                           AVERAGE ANNUAL TOTAL RETURN1
--------------------------------------------------------------------------------
   One    Annualized   Annualized  Annualized  Annualized
   Year     3 Year       5 Year      10 Year    Inception
  Return    Return       Return      Return      to Date
--------------------------------------------------------------------------------
  17.79%    27.17%       26.50%      18.57%      17.82%
--------------------------------------------------------------------------------

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE SEI S&P 500 INDEX FUND, CLASS E, VERSUS THE S&P 500 COMPOSITE INDEX

[graph omitted]

plot points as follows:

            SEI S&P 500 Index Fund, Class E              S&P 500 Composite Index
3/31/90             10000                                         10000
3/91                11418                                         11438
3/92                12642                                         12704
3/93                14535                                         14636
3/94                14709                                         14847
3/95                16954                                         17155
3/96                22358                                         22656
3/97                26709                                         27146
3/98                39428                                         40169
3/99                46632                                         47596
3/00                54927                                         56134


1FOR THE PERIODS ENDED MARCH 31, 2000. PAST PERFORMANCE IS NO INDICATION OF
 FUTURE PERFORMANCE. CLASS E SHARES WERE OFFERED BEGINNING 08/01/85. EFFECTIVE 07/31/97, THE BOARD OF TRUSTEES APPROVED THE RENAMING OF CLASS E SHARES TO CLASS A SHARES.

     OBJECTIVES. The S&P 500 Index Fund (the "Fund") seeks to provide investment results that correspond to the aggregate price and dividend performance of the securities in the S&P 500 Composite Stock Price Index (the "Index").
     STRATEGY. The S&P 500 Index Fund attempts to match the performance of the widely followed Index by replicating its composition in full. The forty largest stocks in the index account for approximately 50% of the weighting of the index, and the index represents more than three quarters of the market value of the common stocks listed on the New York Stock Exchange. Deviation of performance between the Fund and the Index, measured as tracking error, is typically attributable to trading costs, operating expenses, and cash reserves held for liquidity needs. The presence of cash in the fund may result in underperformance relative to the Index in rising markets and outperformance in declining markets. Transaction costs incurred by the Fund during security purchases and sales will also contribute to tracking error. To mitigate these effects, the Fund may use stock index futures to hedge its cash position. Futures contracts enable the Fund to maintain exposure to the market with reduced trading expenses, since the cost of the futures contract is relatively nominal. The value of stock index futures held by the Fund may not exceed 20% of the Fund's assets.
     ANALYSIS. The S&P 500 Index Fund, Class E, achieved a net return of 17.79% for the year ended March 31, 2000, in line with the performance of the Index, which returned 17.94%

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FUND PERFORMANCE
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

S&P 500 INDEX (CONTINUED)
over the period. Within the S&P 500 index, Growth stocks were the clear winner over the year, as the S&P 500/BARRA Growth index returned 24.92% vs. the 9.86% return of the S&P 500/BARRA Value Index. As market risk, measured by cross-sectional dispersion of returns, in large caps has risen to unprecedented levels during the period, particularly in the first quarter of 2000, the Fund's disciplined approach to maintaining index-like qualities has provided investors with a buffer against potentially significant disappointing returns and exceptional volatility risk.

BOND INDEX FUND
     OBJECTIVES. The Bond Index Fund seeks to provide investment results that correspond to the aggregate price and interest performance of the Lehman Aggregate Bond Index (the "Lehman Index"), which tracks the performance of debt securities.
     STRATEGY. The Fund intends to invest its assets primarily in up to 300 of the debt obligations included in the Lehman Index so long as the net assets of the Fund are less than $100 million. The Fund will be invested in 100 to 500 of such obligations at net asset levels of $100 million or more. The Fund will be managed in a manner designed to generally reflect the current performance of the Lehman Index. Obligations included in the Lehman Index have been categorized into sectors which have been organized on the basis of type of issuer and then further classified by quality and remaining term to maturity.
     The percentage of the Fund's assets to be invested in the aggregate obligations included in a particular sector of the Lehman Index will approximate, to the maximum extent feasible, the percentage such sector represents in that Lehman Index. The ability of the Fund to duplicate the Lehman Index's performance can be influenced by the Fund's asset size. To the extent that the size of Fund assets limits the number of issues that the Fund can purchase, there is more potential for deviation from the Lehman Index's performance than at larger asset levels. Under these circumstances, the Fund will implement strategies designed to minimize this potential for greater deviation. The Fund's ability to duplicate the performance of the Lehman Index will depend to some extent on the size and timing of cash flows into and out of the Fund, the extent of the Fund's expenses.
     ANALYSIS. The investment-grade fixed income market returned 1.88% as measured by the Lehman Aggregate Bond Index for the fiscal year ending March 31, 2000. The SEI Bond Index Fund kept pace with the market, rising 1.62% for the same period. The Fund's lockstep performance was a direct result of its similar

--------------------------------------------------------------------------------
                           BOND INDEX FUND CLASS A
--------------------------------------------------------------------------------
                           AVERAGE ANNUAL TOTAL RETURN1
--------------------------------------------------------------------------------

[graph omitted]

plot points as follows:

         SEI Bond Index  Salomon Broad Bond Index   Lehman Aggregate Bond Index

3/31/90       10000                10000                     10000
3/91          11192                11282                     11292
3/92          12253                12599                     12578
3/93          13813                14284                     14250
3/94          14103                14647                     14586
3/95          14743                15382                     15315
3/96          16263                17054                     16966
3/97          16972                17890                     17799
3/98          18977                20033                     19935
3/99          20163                21336                     21227
3/00          20489                21722                     21626


1FOR THE PERIODS ENDED MARCH 31, 2000. PAST PERFORMANCE IS NO
 INDICATION OF FUTURE PERFORMANCE. THE FUND WAS OFFERED
 BEGINNING 05/19/86.

sector weightings relative to the Index. Fund expenses explain the slight performance lag relative to the Lehman Aggregate Index on a net basis.
     The fiscal year began with rather lackluster bond market performance. The fixed income market experienced a sharp rise in interest rates during the period, as market participants, driven by a string of economic reports pointing towards strong economic growth, became increasingly concerned about the threat of inflation. Treasury prices fell sharply, turning in record poor performance in the first part of the fiscal year. Concern about inflation accelerated following the April Consumer Price Index (CPI) report showing a surprising 0.7% rise for the month, the highest increase in that figure in nine years. During this period, the market was also daunted by the projected $35 billion Treasury refunding.
     Rising inflation fears due to robust economic growth and falling unemployment rates brought the Federal Reserve into action. The Fed raised rates three times during 1999, for a total of 0.75% in rate hikes. These rate increases were viewed as a "take-back" of the rate cuts executed by the Fed to restore calm to the financial markets during the 1998 global financial crisis. The Fed increased rates two more times in the first quarter of 2000 as Fed Chairman Greenspan expressed his determination to restrain economic growth and contain inflationary pressures. For the fiscal year, short-term rates increased 1.52%, while long-term yields rose a more modest 0.22%. Short-term rates were pushed up by actual Fed rate increases as well as expectations for further rate hikes. Long term yields fared better, benefiting from expectations that Fed vigilance would keep inflation under control and from expectations for ongoing reductions in the supply of long maturity Treasury bonds, resulting from Reverse Treasury Auctions (buybacks). This ultimately led to an inversion of the yield curve from the two-year note to the thirty-year bond.
     For several months during mid-1999, spreads in the corporate and mortgage markets were rocked by expectations for heavy supply ahead of Y2K, fears of further Fed rate hikes, and heightened risk aversion on the part of dealers. Spread widening peaked in mid-August and began to retreat in early September when new corporate issuance was lower than anticipated. Although corporate and mortgage spreads tightened toward the end of 1999, early 2000 saw a re-widening as the Treasury yield curve inversion created pricing confusion and hampered spread sector liquidity. In addition to the inverted yield curve, spread volatility has been high due to rate hike expectations, and concern over the future credit status of Government Sponsored Enterprises (GSE).

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


To the Shareholders and Board of Trustees of SEI Index Funds:

     We have audited the accompanying statements of net assets of the S&P 500 Index and Bond Index Funds of SEI Index Funds (the "Trust") as of March 31, 2000, and the related statements of operations, the statements of changes in net assets, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 2000, by correspondence with the custodian and the application of alternative auditing procedures with respect to unsettled securities transactions. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the S&P 500 Index and Bond Index of SEI Index Funds as of March 31, 2000, the results of their operations, the changes in their net assets, and their financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Philadelphia, Pennsylvania
May 12, 2000

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

S&P 500 INDEX FUND
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 98.6%
AEROSPACE & DEFENSE -- 0.9%
   BF Goodrich                        26,050         $ 747
   Boeing                            205,171         7,784
   General Dynamics                   47,460         2,361
   Lockheed Martin                    93,532         1,912
   Northrop                           16,565           877
   Raytheon, Cl B                     79,940         1,419
   Rockwell International             45,230         1,891
   Textron                            35,110         2,137
   United Technologies               112,144         7,086
                                               -----------
                                                    26,214
                                               -----------
AIR TRANSPORTATION -- 0.3%
   AMR*                               34,970         1,115
   Delta Air Lines                    30,770         1,638
   FedEx*                             68,504         2,672
   Southwest Airlines                119,100         2,479
   US Airways Group*                  17,065           475
                                               -----------
                                                     8,379
                                               -----------
APPAREL/TEXTILES -- 0.1%
   Liz Claiborne                      14,250           653
   Russell                             7,865           113
   Springs Industries, Cl A            4,470           170
   VF                                 27,860           670
                                               -----------
                                                     1,606
                                               -----------
AUTOMOTIVE -- 1.2%
   Cooper Tire & Rubber               18,100           227
   Dana                               38,857         1,095
   Delphi Automotive Systems         133,417         2,135
   Eaton                              17,530         1,367
   Ford Motor                        285,240        13,103
   General Motors                    151,130        12,515
   Genuine Parts                      41,992         1,003
   Goodyear Tire & Rubber             36,870           860
   ITT Industries                     21,065           654
   Navistar International*            15,226           611
   Paccar                             18,808           940
   TRW                                28,720         1,680
                                               -----------
                                                    36,190
                                               -----------
BANKS -- 4.9%
   Amsouth Bancorporation             92,400         1,380
   Bank of America                   403,112        21,138
   Bank of New York                  173,900         7,228
   Bank One                          270,801         9,309
   BB&T                               82,000         2,301
   Chase Manhattan                   194,777        16,982
   Comerica                           36,950         1,547
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
   Fifth Third Bancorp                72,850       $ 4,590
   First Union                       233,214         8,687
   Firstar                           231,494         5,310
   Fleet Boston Financial            216,244         7,893
   Golden West Financial              38,115         1,189
   Huntington Bancshares              54,067         1,210
   JP Morgan                          40,930         5,393
   KeyCorp                           105,642         2,007
   Mellon Financial                  120,120         3,544
   National City                     145,600         3,003
   Northern Trust                     52,600         3,554
   Old Kent Financial                 29,100           940
   PNC Bank                           69,460         3,130
   Regions Financial                  51,600         1,177
   SouthTrust                         39,600         1,007
   State Street                       37,800         3,662
   Summit Bancorp                     41,300         1,084
   SunTrust Banks                     75,530         4,362
   Synovus Financial                  66,100         1,248
   Union Planters                     33,300         1,026
   US Bancorp                        177,931         3,892
   Wachovia                           47,878         3,235
   Washington Mutual                 136,347         3,613
   Wells Fargo                       389,852        15,960
                                               -----------
                                                   150,601
                                               -----------
BROADCASTING, NEWSPAPERS & ADVERTISING -- 1.5%
   CBS*                              180,064        10,196
   Comcast, Cl A*                    218,754         9,488
   Clear Channel Communications*      79,900         5,518
   InterPublic Group                  66,300         3,133
   Mediaone Group*                   144,560        11,709
   Omnicom Group                      41,900         3,915
   Young & Rubicam                    16,600           780
                                               -----------
                                                    44,739
                                               -----------
BUILDING & CONSTRUCTION -- 0.2%
   Armstrong World Industries          9,565           171
   Centex                             14,280           340
   Fluor                              18,130           562
   Halliburton                       104,310         4,277
   McDermott International            14,265           131
   Owens Corning                      13,165           255
                                               -----------
                                                     5,736
                                               -----------
CHEMICALS -- 1.2%
   Air Products & Chemicals           54,140         1,540
   Avery Dennison                     27,030         1,651
   Dow Chemical                       51,750         5,899
   Eastman Chemical                   18,791           855
   EI du Pont de Nemours             246,686        13,044
   FMC*                                7,365           416

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

S&P 500 INDEX FUND--CONTINUED
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
   Great Lakes Chemical               13,800         $ 469
   Hercules                           25,095           405
   Monsanto                          151,250         7,789
   Praxair                            37,565         1,564
   Rohm & Haas                        51,723         2,308
   Union Carbide                      31,565         1,841
   WR Grace*                          17,100           217
                                               -----------
                                                    37,998
                                               -----------
COAL MINING -- 0.0%
   Arch Coal                           4,239            30
                                               -----------
COMPUTERS & SERVICES -- 20.2%
   America Online*                   538,800        36,234
   Apple Computer*                    38,520         5,231
   Cabletron Systems*                 43,300         1,269
   Ceridian*                          34,130           655
   Cisco Systems*                  1,615,800       124,922
   Compaq Computer                   400,056        10,651
   Computer Associates
     International                   127,952         7,573
   Computer Sciences*                 39,920         3,159
   Dell Computer*                    605,700        32,670
   EMC*                              240,300        30,037
   First Data                         99,004         4,381
   Gateway*                           74,700         3,959
   Hewlett-Packard                   237,360        31,465
   IBM                               425,620        50,223
   Lexmark International
     Group, Cl A*                     30,600         3,236
   Microsoft*                      1,229,100       130,592
   Novell*                            77,100         2,207
   Oracle*                           666,328        52,015
   Pitney Bowes                       62,620         2,798
   Seagate Technology*                51,000         3,073
   Shared Medical Systems              6,595           342
   Silicon Graphics*                  43,500           459
   Sun Microsystems*                 372,700        34,923
   Tandy                              45,688         2,319
   Texas Instruments                 191,940        30,710
   Unisys*                            73,385         1,871
   Veritas Software*                  92,700        12,144
                                               -----------
                                                   619,118
                                               -----------
CONTAINERS & PACKAGING -- 0.1%
   Ball                                7,295           252
   Crown Cork & Seal                  30,885           494
   Newell Rubbermaid                  66,636         1,653
   Owens-Illinois*                    35,400           597
   Sealed Air*                        20,086         1,091
                                               -----------
                                                     4,087
                                               -----------
DRUGS -- 0.4%
   Biogen*                            35,500         2,481
   Honeywell International           186,902         9,847
   Watson Pharmaceuticals*            22,900           909
                                               -----------
                                                    13,237
                                               -----------
ELECTRICAL SERVICES -- 0.5%
   AES*                               48,700         3,835
   Ameren                             32,800         1,015
   CMS Energy                         27,300           495
   Consolidated Edison                52,190         1,514
   Constellation Energy Group         35,295         1,125
   Dominion Resources                 57,808         2,222
   FirstEnergy*                       55,005         1,134
   Florida Progress                   23,500         1,078
   New Century Energies               27,600           830
   Niagara Mohawk Holdings*           44,265           598
   Pinnacle West Capital              20,400           575
   PPL                                33,900           710
   Reliant Energy                     69,851         1,637
                                               -----------
                                                    16,768
                                               -----------
ELECTRONIC & OTHER ELECTRICAL EQUIPMENT -- 0.5%
   3Com*                              80,800         4,494
   Autodesk                           14,700           669
   Automatic Data Processing         148,840         7,182
   Johnson Controls                   20,530         1,110
   Millipore                          10,890           615
   Tektronix                          11,355           636
   Thomas & Betts                     13,940           394
                                               -----------
                                                    15,100
                                               -----------
ENVIRONMENTAL SERVICES -- 0.1%
   Allied Waste Industries*           44,600           293
   Ecolab                             31,000         1,137
   Waste Management                  146,314         2,003
                                               -----------
                                                     3,433
                                               -----------
FINANCIAL SERVICES -- 5.0%
   American Express                  105,747        15,750
   Associates First Capital, Cl A    171,992         3,687
   Bear Stearns Companies             27,007         1,232
   Capital One Financial              46,600         2,234
   Charles Schwab                    193,600        10,999
   Citigroup                         796,156        47,222
   Countrywide Credit Industries      27,100           738
   Equifax                            33,400           843
   FHLMC                             164,200         7,256
   FNMA                              242,060        13,661
   Franklin Resources                 58,700         1,963
   Household International           110,991         4,141
   Lehman Brothers Holdings           28,700         2,784
   MBNA                              189,312         4,827

--------------------------------------------------------------------------------
                                                  MARKET
DESCRIPTION                           SHARES    VALUE (000)
--------------------------------------------------------------------------------
   Merrill Lynch                      87,500      $  9,187
   Morgan Stanley Dean Witter        269,022        21,942
   PaineWebber Group                  33,700         1,483
   SLM Holding                        37,600         1,253
   T Rowe Price & Associates          28,300         1,118
                                               -----------
                                                   152,320
                                               -----------
FOOD, BEVERAGE & TOBACCO -- 3.6%
   Adolph Coors, Cl B                  8,865           424
   Anheuser-Busch                    109,900         6,841
   Archer-Daniels-Midland            143,389         1,488
   Bestfoods                          65,820         3,081
   Brown-Forman, Cl B                 16,360           891
   Campbell Soup                     100,660         3,095
   Coca-Cola                         100,500         2,167
   Coca-Cola Enterprises             583,260        27,377
   Conagra                           116,284         2,108
   Fortune Brands                     38,740           969
   General Mills                      71,120         2,574
   Hershey Foods                      32,700         1,594
   HJ Heinz                           83,720         2,920
   Kellogg                            95,780         2,454
   Nabisco Group Holdings             77,000           924
   Pepsico                           343,780        11,882
   Philip Morris                     558,730        11,803
   Quaker Oats                        31,560         1,913
   Ralston-Ralston Purina Group       71,280         1,951
   Sara Lee                          214,560         3,862
   Seagram Ltd                       102,400         6,093
   Supervalu                          32,960           624
   Sysco                              77,920         2,781
   Unilever NV ADR                   134,950         6,494
   UST                                40,440           632
   William Wrigley, Jr                27,305         2,097
                                               -----------
                                                   109,039
                                               -----------
FOOTWEAR -- 0.1%
   Nike, Cl B                         65,220         2,584
   Reebok International*              13,520           125
                                               -----------
                                                     2,709
                                               -----------
GAS/NATURAL GAS -- 0.1%
   El Paso Energy                     53,930         2,177
   Oneok                               7,700           193
   Sempra Energy                      48,227           808
                                               -----------
                                                     3,178
                                               -----------
GLASS PRODUCTS -- 0.5%
   Corning                            65,146        12,638
   PPG Industries                     40,990         2,144
                                               -----------
                                                    14,782
                                               -----------
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
HOTEL & MOTEL -- 0.1%
   Hilton Hotels                      87,105           675
   Marriott International, Cl A*      58,740         1,850
   Mirage Resorts*                    45,600           883
                                               -----------
                                                     3,408
                                               -----------
HOUSEHOLD PRODUCTS -- 2.0%
   Alberto-Culver, Cl B               13,380           319
   Avon Products                      57,240         1,664
   Clorox                             55,818         1,814
   Colgate Palmolive                 137,576         7,756
   Danaher                            33,600         1,714
   Gillette                          253,276         9,545
   International Flavors &
     Fragrances                       25,195           883
   Jostens                             7,950           194
   Leggett & Platt                    46,400           998
   Masco                             105,580         2,164
   Maytag                             20,330           673
   Minnesota Mining &
     Manufacturing                    94,230         8,345
   National Service Industries         9,685           204
   Procter & Gamble                  310,708        17,477
   Sherwin Williams                   39,160           859
   Snap-On Tools                      14,097           369
   Solectron*                        140,000         5,609
   Stanley Works                      21,530           568
   Tupperware                         13,850           219
   Water Pik Technologies*             2,187            16
   Whirlpool                          17,805         1,044
                                               -----------
                                                    62,434
                                               -----------
INSURANCE -- 2.9%
   Aetna                              34,087         1,898
   Aflac                              62,800         2,861
   Allstate                          190,204         4,529
   American General                   58,339         3,274
   American International Group      365,647        40,038
   AON                                60,575         1,954
   Chubb                              41,518         2,805
   Cigna                              40,190         3,044
   Cincinnati Financial               38,800         1,460
   Conseco                            77,253           884
   Hartford Financial Services Group  52,330         2,760
   Jefferson Pilot                    24,705         1,644
   Lincoln National                   46,160         1,546
   Loews                              25,400         1,270
   Marsh & McLennan                   63,015         6,951
   MBIA                               23,900         1,244
   MGIC Investment                    25,300         1,104
   Progressive of Ohio                17,400         1,323
   Providian Financial                33,495         2,902
   SAFECO                             31,120           827

STATEMENT OF NET ASSETS

--------------------------------------------------------------------------------

SEI INDEX FUNDS -- MARCH 31, 2000

S&P 500 INDEX FUND--CONTINUED
--------------------------------------------------------------------------------
                                                     MARKET
DESCRIPTION                           SHARES       VALUE (000)
--------------------------------------------------------------------------------
   St Paul                            53,676    $    1,832
   Torchmark                          31,474           728
   UnumProvident                      56,673           963
                                               -----------
                                                    87,841
                                               -----------
LUMBER & WOOD PRODUCTS -- 0.1%
   Georgia-Pacific                    40,400         1,598
   Louisiana-Pacific                  25,512           354
                                               -----------
                                                     1,952
                                               -----------
MACHINERY & MANUFACTURING OPERATIONS -- 5.5%
   Applied Materials*                180,700        17,031
   Baker Hughes                       77,748         2,352
   Black & Decker                     20,935           786
   Briggs & Stratton                   5,640           232
   Brunswick                          22,030           417
   Caterpillar                        84,000         3,313
   Cooper Industries                  22,595           791
   Crane                              15,819           373
   Cummins Engine                      9,840           370
   Deere                              55,290         2,101
   Dover                              48,040         2,300
   Emerson Electric                  101,830         5,384
   General Electric                  774,760       120,233
   Illinois Tool Works                70,934         3,919
   Ingersoll Rand                     38,605         1,708
   Kaufman & Broad Home               11,437           245
   Linear Technology                  74,200         4,081
   Milacron                            8,895           128
   NACCO Industries, Cl A              2,025            97
   Pall                               29,693           666
   Parker-Hannifin                    26,878         1,110
   PULTE                              10,390           217
   Timken                             14,840           241
   WW Grainger                        22,380         1,214
                                               -----------
                                                   169,309
                                               -----------
MARINE TRANSPORTATION -- 0.1%
   Carnival, Cl A                    145,700         3,615
                                               -----------
MEASURING DEVICES -- 0.4%
   Kla-Tencor*                        43,800         3,690
   Mallinckrodt                       16,585           477
   PE Biosystems Group                48,660         4,696
   Teradyne*                          40,400         3,323
   Thermo Electron*                   37,400           762
                                               -----------
                                                    12,948
                                               -----------
MEDICAL PRODUCTS & SERVICES -- 8.5%
   Abbott Laboratories               363,020        12,774
   Allergan                           31,000         1,550
   Alza*                              24,420           917
   American Home Products            308,380        16,537
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
   Amgen*                            241,200      $ 14,804
   Bausch & Lomb                      13,780           719
   Baxter International               68,673         4,305
   Becton Dickinson                   59,420         1,563
   Biomet                             26,600           968
   Boston Scientific*                 97,900         2,086
   Bristol-Myers Squibb              468,480        27,055
   Columbia HCA Healthcare           133,059         3,368
   CR Bard                            12,435           481
   Eli Lilly                         257,520        16,224
   Guidant*                           72,600         4,270
   Healthsouth Rehabilitation*        91,212           507
   Humana*                            39,600           290
   Johnson & Johnson                 328,540        23,018
   Manor Care*                        24,647           333
   Medtronic                         282,080        14,509
   Merck                             551,950        34,290
   Pfizer                            914,120        33,423
   Pharmacia & Upjohn                122,442         7,255
   Schering Plough                   346,920        12,749
   Sigma Aldrich                      24,100           648
   St Jude Medical*                   19,850           512
   Tenet Healthcare*                  73,660         1,694
   United Healthcare                  40,100         2,391
   Warner-Lambert                    202,760        19,769
   Wellpoint Health Networks*         15,300         1,069
                                                 ---------
                                                   260,078
                                                 ---------
METAL & METAL INDUSTRIES -- 0.6%
   Alcan Aluminium Ltd                51,752         1,753
   Alcoa                              86,866         6,102
   Allegheny Technologies             22,074           443
   Barrick Gold                       93,100         1,461
   Bethlehem Steel*                   30,930           186
   Engelhard                          30,117           456
   Freeport-McMoran
     Copper & Gold, Cl B*             38,600           466
   Homestake Mining                   61,500           369
   Inco                               45,300           830
   Newmont Mining                     39,622           889
   Nucor                              20,980         1,049
   Phelps Dodge                       19,480           925
   Placer Dome Group                  76,929           625
   Reynolds Metals                    15,035         1,005
   USX-US Steel Group                 21,167           529
   Worthington Industries             21,422           265
   Vulcan Materials                   23,900         1,095
                                               -----------
                                                    18,448
                                               -----------
MISCELLANEOUS BUSINESS SERVICES -- 1.5%
   Adobe Systems                      28,300         3,150
   BMC Software*                      58,082         2,868
   Cendant*                          166,710         3,084

--------------------------------------------------------------------------------
                                                     MARKET
DESCRIPTION                           SHARES       VALUE (000)
--------------------------------------------------------------------------------
   Citrix Systems*                    42,300      $  2,802
   Compuware*                         85,100         1,792
   Electronic Data Systems           111,200         7,138
   NCR*                               23,100           927
   Parametric Technology*             64,900         1,367
   Peoplesoft*                        63,362         1,267
   Yahoo*                            124,300        21,302
                                               -----------
                                                    45,697
                                               -----------
MISCELLANEOUS MANUFACTURING -- 0.7%
   Tyco International Ltd            399,340        19,917
                                               -----------
MOTORCYCLES -- 0.1%
   Harley-Davidson                    35,700         2,834
                                               -----------
PAPER & PAPER PRODUCTS -- 0.7%
   Bemis                              12,790           472
   Boise Cascade                      13,731           477
   Champion International             22,700         1,209
   Fort James                         51,127         1,125
   International Paper                97,790         4,181
   Kimberly-Clark                    131,174         7,346
   Mead                               24,420           853
   Pactiv*                            40,512           354
   Potlatch                            6,970           300
   Temple-Inland                      13,390           667
   Westvaco                           23,890           797
   Weyerhaeuser                       55,470         3,162
   Willamette Industries              26,700         1,071
                                               -----------
                                                    22,014
                                               -----------
PETROLEUM & FUEL PRODUCTS -- 5.2%
   Amerada Hess                       21,730         1,404
   Anadarko Petroleum                 30,100         1,164
   Apache                             27,300         1,358
   Ashland                            16,725           559
   Atlantic Richfield                 76,160         6,474
   Burlington Resources               51,363         1,900
   Chevron                           155,020        14,330
   Coastal                            50,404         2,319
   Conoco                            147,866         3,789
   Exxon Mobil                       815,507        63,457
   Kerr McGee                         22,752         1,314
   Occidental Petroleum               86,830         1,802
   Phillips Petroleum                 59,835         2,767
   Rowan*                             22,005           648
   Royal Dutch Petroleum             506,340        29,146
   Schlumberger                      129,834         9,932
   Sunoco                             21,670           593
   Texaco                            130,620         7,004
   Tosco                              34,000         1,035
   Transocean Sedco Forex             49,316         2,531
   Unocal                             57,290         1,704
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
   USX-Marathon Group                 73,335   $     1,911
   Union Pacific Resources            59,491           863
                                               -----------
                                                   158,004
                                               -----------
PHOTOGRAPHIC EQUIPMENT & SUPPLIES -- 0.3%
   Eastman Kodak                      74,565         4,050
   Polaroid                           10,758           256
   Xerox                             156,850         4,078
                                               -----------
                                                     8,384
                                               -----------
PRINTING & PUBLISHING -- 1.5%
   American Greetings, Cl A           15,500           283
   Deluxe                             17,555           465
   Dow Jones                          21,500         1,544
   Gannett                            65,870         4,636
   Knight-Ridder                      20,270         1,033
   McGraw-Hill                        46,340         2,108
   Meredith                           12,480           346
   New York Times, Cl A               40,460         1,737
   RR Donnelley & Sons                29,860           625
   Time Warner                       303,828        30,383
   Times Mirror, Cl A                 14,465         1,344
   Tribune                            56,120         2,052
                                               -----------
                                                    46,556
                                               -----------
PROFESSIONAL SERVICES -- 0.2%
   Block H & R                        23,570         1,055
   Dun & Bradstreet                   38,032         1,089
   Ikon Office Solutions              35,630           220
   IMS Health*                        72,664         1,231
   Paychex                            58,350         3,056
   PerkinElmer                        11,340           754
                                               -----------
                                                     7,405
                                               -----------
RAILROAD TRANSPORTATION SERVICES -- 0.4%
   Burlington Northern Santa Fe      107,900         2,387
   CSX                                51,518         1,211
   Kansas City Southern Industries    26,500         2,277
   Norfolk Southern                   90,200         1,297
   Ryder System                       15,330           348
   Sabre Holdings*                    30,532         1,128
   Union Pacific                      58,740         2,298
                                               -----------
                                                    10,946
                                               -----------
RECREATIONAL PRODUCTS & SERVICES -- 0.7%
   Harrah's Entertainment*            30,685           570
   Hasbro                             41,867           691
   Mattel                             99,365         1,037
   Walt Disney                       488,801        20,224
                                               -----------
                                                    22,522
                                               -----------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

S&P 500 INDEX FUND--CONCLUDED
--------------------------------------------------------------------------------
                                                      MARKET
DESCRIPTION                           SHARES        VALUE (000)
--------------------------------------------------------------------------------
RETAIL -- 6.1%
   Albertson's                       100,023      $  3,101
   Autozone*                          32,900           913
   Bed Bath & Beyond*                 33,500         1,319
   Best Buy Company*                  48,700         4,188
   Circuit City Stores                48,000         2,922
   Consolidated Stores*               26,124           297
   Costco Wholesale*                 105,016         5,520
   CVS                                92,513         3,475
   Darden Restaurants                 30,560           544
   Dillards, Cl A                     25,020           411
   Dollar General                     62,368         1,676
   Federated Department Stores*       49,600         2,071
   Great Atlantic & Pacific Tea        9,265           181
   Harcourt General                   16,966           632
   Home Depot                        543,683        35,068
   JC Penney                          61,530           915
   Kmart*                            114,980         1,114
   Kohls*                             38,500         3,946
   Kroger*                           197,020         3,460
   Longs Drug Stores                   9,390           214
   Lowe's                             90,288         5,271
   May Department Stores              78,543         2,238
   McDonald's                        319,700        12,009
   Nordstrom                          32,060           946
   Office Depot*                      77,700           898
   Rite Aid                           61,160           336
   Sears Roebuck                      89,225         2,755
   Staples*                          110,950         2,219
   Target                            103,480         7,735
   The Gap                           200,930        10,009
   The Limited                        50,748         2,138
   TJX                                73,240         1,625
   Toys "R" Us*                       56,665           839
   Tricon Global Restaurants*         35,998         1,118
   Wal-Mart Stores                 1,051,740        58,372
   Walgreen                          237,660         6,120
   Wendy's International              28,275           571
   Winn Dixie Stores                  34,860           678
                                               -----------
                                                   187,844
                                               -----------
SEMI-CONDUCTORS/INSTRUMENTS -- 4.6%
   Adaptec*                           24,800           958
   Advanced Micro Devices*            34,730         1,982
   Analog Devices*                    82,600         6,654
   Conexant Systems*                  50,700         3,600
   Intel                             788,980       104,096
   LSI Logic*                         70,200         5,098
   Micron Technology*                 63,800         8,039
   National Semiconductor*            40,512         2,456
   Xilinx*                            75,900         6,285
                                               -----------
                                                   139,168
                                               -----------
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
TELEPHONES & TELECOMMUNICATION -- 13.1%
   ADC Telecommunications*            70,900    $    3,820
   Alltel                             74,082         4,672
   Andrew*                            19,015           435
   AT&T                              754,587        42,446
   Bell Atlantic                     366,714        22,415
   BellSouth                         444,512        20,892
   Centurytel                         33,000         1,225
   Comverse Technology*               18,300         3,459
   Global Crossing Ltd*              184,160         7,539
   GTE                               229,480        16,293
   Lucent Technologies               752,732        45,728
   MCI Worldcom*                     670,210        30,369
   Molex                              46,300         2,720
   Motorola                          167,417        23,836
   Network Appliance*                 71,900         5,950
   Nextel Communications, Cl A*       86,100        12,764
   Nortel Networks                   340,900        42,953
   Qualcomm*                         174,300        26,025
   SBC Communications                805,585        33,835
   Scientific-Atlanta                 37,768         2,396
   Sprint                            205,800        12,965
   Sprint (PCS Group)*               203,500        13,291
   Tellabs*                           95,000         5,984
   Viacom, Cl B*                     164,600         8,683
   US West                           119,316         8,665
                                               -----------
                                                   399,360
                                               -----------
TESTING LABORATORIES -- 0.0%
   Quintiles Transnational*           27,500           469
                                               -----------
UTILITIES, ELECTRIC & GAS -- 1.6%
   American Electric Power            45,825         1,366
   Carolina Power & Light             37,700         1,223
   Central & South West               50,200           857
   Cinergy                            37,492           806
   Columbia Gas System                19,472         1,154
   DTE Energy                         34,235           993
   Duke Power                         86,306         4,531
   Eastern Enterprises                 6,491           389
   Edison International               81,940         1,357
   Enron                             168,968        12,651
   Entergy                            58,320         1,177
   FPL Group                          42,328         1,950
   GPU                                29,100           797
   Nicor                              11,300           372
   Northern States Power              36,520           726
   PECO Energy                        43,875         1,618
   Peoples Energy                      8,440           232
   PG&E                               90,645         1,904
   Public Service Enterprise          51,583         1,528
   Southern                          158,926         3,457
   Texas Utilities                    65,235         1,937

--------------------------------------------------------------------------------
                                   SHARES/FACE    MARKET
DESCRIPTION                        AMOUNT (000) VALUE (000)
--------------------------------------------------------------------------------
   UNICOM                             51,395      $  1,876
   Williams                          102,690         4,512
                                               -----------
                                                    47,413
                                               -----------
WHOLESALE -- 0.3%
   Cardinal Health                    66,458         3,049
   McKesson HBOC                      66,491         1,396
   Safeway*                          120,100         5,435
                                               -----------
                                                     9,880
                                               -----------
Total Common Stocks
   (Cost $1,580,280)                             3,013,710
                                               -----------
U.S. TREASURY OBLIGATIONS -- 0.1%
   U.S. Treasury Bill (A)
     5.020%, 06/22/00                $ 3,500         3,460
                                               -----------
Total U.S. Treasury Obligations
   (Cost $3,460)                                     3,460
                                               -----------
REPURCHASE AGREEMENT -- 0.7%
   JP Morgan
     6.100%, dated 03/31/00,
     matures 04/03/00, repurchase
     price $21,300,074 (collateralized
     by various FNMAobligations,
     par value $24,393,211, 6.00%-7.00%,
     10/01/28-01/01/30, total market
     value $21,715,038)               21,289        21,289
                                               -----------
Total Repurchase Agreement
   (Cost $21,289)                                   21,289
                                               -----------
Total Investments -- 99.4%
   (Cost $1,605,029)                            $3,038,459
                                               -----------
Other Assets and Liabilities, Net -- 0.6%           19,593
                                               -----------
--------------------------------------------------------------------------------
                                                    MARKET
DESCRIPTION                           SHARES      VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of Class A
   (unlimited authorization--
   no par value) based on
   21,601,606 outstanding
   shares of beneficial interest                $  706,140
Fund Shares of Class E
   (unlimited authorization--
   no par value) based on
   44,165,676 outstanding
   shares of beneficial interest                   939,059
Undistributed net investment income                  5,546
Accumulated net realized loss
   on investments                                  (28,152)
Net unrealized appreciation on futures               2,029
Net unrealized appreciation on investments       1,433,430
                                               -----------
Total Net Assets -- 100.0%                      $3,058,052
                                               ===========
Net Asset Value, Offering and Redemption
   Price Per Share -- Class A                       $46.42
                                               ===========
Net Asset Value, Offering and Redemption
   Price Per Share -- Class E                       $46.54
                                               ===========
* NON-INCOME PRODUCING SECURITY

(A) SECURITIES PLEDGED AS COLLATERAL ON OPEN FUTURES CONTRACTS
ADR--AMERICAN DEPOSITORY RECEIPT
CL -- CLASS
FHLMC -- FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION
LTD--LIMITED
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

BOND INDEX FUND

U.S. TREASURY OBLIGATIONS -- 32.2%
   U.S. Treasury Bonds
     13.125%, 05/15/01                $  325        $  348
     11.625%, 11/15/02                   200           224
     11.750%, 11/15/14                   400           551
     10.750%, 05/15/03                 2,900         3,243
      9.125%, 05/15/09                 1,050         1,143
      8.875%, 02/15/19                 1,165         1,505
      8.750%, 05/15/17                   445           562
      8.500%, 02/15/20                   600           756
      8.000%, 11/15/21                   300           365
      7.625%, 11/15/22                 1,425         1,677
      6.500%, 11/15/26                   625           659
      6.250%, 08/15/23                 1,475         1,494

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

BOND INDEX FUND
--------------------------------------------------------------------------------
                                       FACE       MARKET
DESCRIPTION                        AMOUNT (000) VALUE (000)
--------------------------------------------------------------------------------
   U.S. Treasury Notes
      7.875%, 08/15/01               $ 2,000       $ 2,036
      7.500%, 11/15/01-02/15/05          900           932
      7.000%, 07/15/06                   200           207
      6.500%, 05/31/02-10/15/06        3,825         3,857
      6.375%, 03/31/01                   500           500
      6.250%, 01/31/02-02/15/07          975           971
      6.000%, 08/15/04                 1,700         1,677
                                                 ---------
Total U.S. Treasury Obligations
   (Cost $22,535)                                   22,707
                                                 ---------

U.S. AGENCY MORTGAGE-BACKED OBLIGATIONS -- 33.5%
   FHLMC
     10.500%, 12/01/17-06/01/19           18            20
      9.500%, 08/01/17-02/01/21           54            56
      9.000%, 11/01/04-07/01/09           22            23
      8.500%, 10/01/01-01/01/23           66            67
      8.000%, 01/01/11-09/01/27          200           201
      7.500%, 05/01/07-11/01/29        1,221         1,204
      7.000%, 09/01/03-07/01/29        1,957         1,891
      6.500%, 07/01/08-05/01/29        2,728         2,573
      6.000%, 06/01/11-04/01/29        1,597         1,476
      5.500%, 02/01/14                   185           170
   FHLMC TBA
      7.000%, 12/01/29                   100            96
      6.000%, 12/01/29                   130           118
   FNMA
      9.500%, 02/01/21                     4             4
      9.000%, 10/01/06-11/01/26           41            42
      8.500%, 05/01/07-10/01/22           73            74
      8.000%, 08/01/07-02/01/30          739           741
      7.500%, 06/01/07-09/01/29          932           917
      7.000%, 02/01/08-12/01/29        2,353         2,266
      6.500%, 03/01/03-06/01/29        3,269         3,083
      6.000%, 05/01/04-01/01/29        2,054         1,896
      5.500%, 12/01/13                   182           167
   FNMA TBA
      8.500%, 04/01/30                   100           102
      7.500%, 12/01/14-12/01/29          240           237
   GNMA
     11.500%, 04/15/15                    22            25
     10.000%, 09/15/18-02/20/21           16            17
      9.500%, 09/15/09-07/15/17           27            28
      9.000%, 11/15/19-09/15/25          268           278
      8.500%, 02/15/17-11/15/22          187           192
      8.000%, 10/15/07-09/15/23          509           514
      7.500%, 01/15/23-01/15/30        1,131         1,121
      7.000%, 06/15/14-05/15/29        1,787         1,735
      6.500%, 03/15/11-07/15/29        1,792         1,693
      6.000%, 09/15/28                   344           315
--------------------------------------------------------------------------------
                                        FACE        MARKET
DESCRIPTION                         AMOUNT (000)  VALUE (000)
--------------------------------------------------------------------------------
   GNMA TBA
      8.000%, 12/01/29               $   100     $     101
      7.000%, 12/01/29                   100            97
      6.000%, 12/01/29                   100            91
                                                 ---------
Total U.S. Agency Mortgage-
   Backed Obligations
   (Cost $24,438)                                   23,631
                                                 ---------

U.S. GOVERNMENT AGENCY OBLIGATIONS -- 8.6%
   FFCB
      6.000%, 10/01/01                   300           296
   FHLB
      6.000%, 08/15/02                   225           220
      5.440%, 10/15/03                   150           142
   FHLB Discount Note
      5.580%, 08/17/01                   300           300
   FHLMC
      7.900%, 09/19/01                   250           253
      6.750%, 09/15/29                   100            96
      6.450%, 04/29/09                   400           372
      6.300%, 06/01/04                   300           290
      5.750%, 06/15/01-04/15/08        1,750         1,689
   FNMA
      8.250%, 12/18/00                    50            51
      7.500%, 02/11/02                   100           101
      6.250%, 05/15/29                   225           203
      6.240%, 01/14/08                   150           140
      6.160%, 08/07/28                    40            36
      6.000%, 05/15/08                   650           603
      5.250%, 01/15/09                   400           349
      4.750%, 11/14/03                   200           185
      0.000%, 07/05/14                   415           150
   Resolution Funding Corporation
      8.875%, 04/15/30                   230           289
   Tennessee Valley Authority
      6.375%, 06/15/05                   200           194
       6.000%, 03/15/13                  100            90
                                                 ---------
Total U.S. Government Agency Obligations
   (Cost $6,241)                                     6,049
                                                 ---------

CORPORATE BONDS -- 18.6%
   Alltel
      6.800%, 05/01/29                   100            89
   American Airlines
      7.024%, 10/15/09                   125           122
   Associates of North America
      5.600%, 01/15/01                   300           297
   AT&T
      5.625%, 03/15/04                   500           473
   Auburn Hills Trust
     12.000%, 05/01/20                   100           144

--------------------------------------------------------------------------------
                                        FACE        MARKET
DESCRIPTION                         AMOUNT (000)  VALUE (000)
--------------------------------------------------------------------------------
   Bankamerica Capital II
      8.000%, 12/15/26                $  125        $  121
   BellSouth Telecommunications
      6.500%, 06/15/05                   100            97
   Bowater
      9.000%, 08/01/09                   150           160
   Cable & Wireless Communications
      6.750%, 03/06/08                   100           102
   Cabot
      8.340%, 08/05/22                   500           511
   Calenergy
      8.480%, 09/15/28                    70            72
   Campbell Soup
      8.875%, 05/01/21                   300           343
   Canada Government
      5.250%, 11/05/08                   100            89
   Capital One Bank
      6.700%, 05/15/08                   100            93
   Carolina Power & Light
      7.500%, 03/01/23                    85            80
   Chase Manhattan
      8.625%, 05/01/02                   150           153
   Chrysler
      7.450%, 03/01/27                    40            40
   CIT Group Holdings
      5.875%, 10/15/08                   200           183
   Citigroup
      8.625%, 02/01/07                   200           216
   CNA Financial
      6.600%, 12/15/08                   100            91
   Coastal
      9.625%, 05/15/12                   125           144
   Coca Cola Enterprises
      8.500%, 02/01/22                   100           108
   Commercial Credit
      6.500%, 08/01/04                   150           145
   ConAgra
      7.400%, 09/15/04                   260           258
   Conoco
      6.950%, 04/15/29                   100            92
   Countrywide Home Credit
      7.200%, 10/30/06                   100            98
   Daimler Chrysler
      6.900%, 09/01/04                   100            99
   Dayton Hudson
      6.400%, 02/15/03                   150           146
   Dell Computer
      7.100%, 04/15/28                   100            93
   Delphi Auto Systems
      6.500%, 05/01/09                   100            93
   Diageo Capital PLC
      6.625%, 06/24/04                   250           245
--------------------------------------------------------------------------------
                                        FACE         MARKET
DESCRIPTION                         AMOUNT (000)   VALUE (000)
--------------------------------------------------------------------------------
   EI du Pont de Nemours
      8.250%, 09/15/06                 $ 100        $  106
   Enron
      6.750%, 09/01/04                   100            96
   EOP Operating LP
      6.800%, 01/15/09                   150           139
   Federal Home Loan Bank
      5.800%, 09/02/08                   250           228
   Federated Department Stores
      8.125%, 10/15/02                   150           152
   Finova Capital
      7.250%, 07/12/06                   100            94
   First Union
      6.300%, 04/15/28                   300           279
   Fleet Financial
      6.375%, 05/15/08                   150           139
   Ford Motor Credit
      7.500%, 01/15/03                   125           125
      6.125%, 01/09/06                   400           376
   GE Global Insurance
      7.000%, 02/15/26                   100            93
   General Motors
      8.500%, 01/01/03                   150           154
   Goldman Sachs Group
      7.800%, 01/28/10                   100           101
   Grand Metropolitan Investment
      8.000%, 09/15/22                   100           107
   Hilton Hotels
      7.375%, 06/01/02                    50            49
   Household Finance
      6.125%, 07/15/02                   100            97
   Hydro-Quebec
      9.500%, 11/15/30                    50            60
   Integra Financial
      8.500%, 05/15/02                   250           255
   JP Morgan
      5.750%, 10/15/08                   200           178
   Korea Development Bank
      7.375%, 09/17/04                   200           194
   Malaysia
      8.750%, 06/01/09                    50            51
   May Department Stores
      9.875%, 12/01/02                   100           106
   Morgan Stanley Group
      6.875%, 03/01/07                   200           196
   NationsBank
      7.625%, 04/15/05                   100           101
   New York Telephone
      8.625%, 11/15/10                   200           214
   Nordstrom
      5.625%, 01/15/09                   100            88

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

BOND INDEX FUND--CONCLUDED
--------------------------------------------------------------------------------
                                        FACE        MARKET
DESCRIPTION                         AMOUNT (000)  VALUE (000)
--------------------------------------------------------------------------------
   Norfolk Southern
      7.700%, 05/15/17                 $ 170        $  167
   Occidental Petroleum
      7.375%, 11/15/08                   200           192
   Oracle
      6.720%, 02/15/04                   100            98
   Pacific Gas & Electric
      6.750%, 10/01/23                   100            88
   Public Service of Colorado
      7.125%, 06/01/06                   200           200
   Raytheon
      7.200%, 08/15/27                   100            89
   Rhom & Haas
      7.400%, 07/15/09                   200           201
   Rockwell International
      6.750%, 09/15/02                   150           148
   RR Donnelley & Sons
      9.125%, 12/01/00                   239           242
   Salomon Smith Barney
      7.375%, 05/15/07                   250           246
   Sanwa Finance Aruba
      8.350%, 07/15/09                   100           101
   Societe Generale
      7.400%, 06/01/06                   100           100
   Sony
      6.125%, 03/04/03                   250           242
   Sprint
      9.250%, 04/15/22                   150           173
   Sumitomo Bank
      8.500%, 06/15/09                   100           103
   Sun Microsystems
      7.350%, 08/15/04                   200           199
   TCI Communications
      8.750%, 08/01/15                   100           109
   Texas Utilities Electric
      6.750%, 03/01/03                   150           147
   Trans-Canada Pipelines
      8.625%, 05/15/12                   150           162
   Tyco International Group
      6.125%, 01/15/09                   100            91
   Viacom
      7.750%, 06/01/05                   550           551
   Virginia Electric & Power
      7.375%, 07/01/02                   150           151
   Wal-Mart Stores
      6.875%, 08/10/09                   100            98
   Walt Disney
      6.750%, 03/30/06                   100            98
--------------------------------------------------------------------------------
                                         FACE        MARKET
DESCRIPTION                          AMOUNT(000)  VALUE (000)
--------------------------------------------------------------------------------
   Wells Fargo
      8.375%, 05/15/02                 $ 230     $     235
   Worldcom
      6.400%, 08/15/05                   150           144
                                                 ---------
Total Corporate Bonds
   (Cost $13,603)                                   13,150
                                                 ---------

ASSET-BACKED OBLIGATIONS -- 2.5%
   Bear Stearns Commercial Mortgage
     Securities, Ser 1999-WF2, Cl A2
      7.080%, 06/15/09                   200           195
   Discover Card Master Trust I,
     Ser 1999-6, Cl A
      6.850%, 01/15/05                   100            99
   Discover Card Master Trust I,
     Ser 98-6, Cl A
      5.850%, 01/17/06                   400           384
   DLJ Commercial Mortgage,
     Ser 1998-CF2, Cl A1b
      6.240%, 11/12/31                   200           186
   Heller Financial Commercial
     Mortgage, Ser 1999-PH1, Cl A2
      6.847%, 05/15/31                   200           194
   Morgan Stanley Capital I,
     Ser 1998-WF1, Cl A
      6.250%, 07/15/07                   268           257
   Peco Energy Transition
      6.130%, 03/01/09                   150           138
   Sears Credit Account Master
     Trust II, Ser 95-3, Cl A
      7.000%, 10/15/04                   292           292
                                                 ---------
Total Asset-Backed Obligations
   (Cost $1,787)                                     1,745
                                                 ---------

YANKEE BONDS -- 2.7%
   International Bank
      8.250%, 09/01/16                   200           227
   Landeskredit Bank
      7.875%, 04/15/04                   250           256
   Merita Bank Ltd
     6.500%, 01/15/06                    200           190
   Province of Ontario
      8.000%, 10/17/01                   250           253
   Quebec Province
      8.625%, 01/19/05                   500           526
   Republic of Ireland
      7.875%, 12/01/01                   200           203
   Santander Financial
      7.750%, 05/15/05                   250           251
                                                 ---------
Total Yankee Bonds
   (Cost $1,939)                                     1,906
                                                 ---------

--------------------------------------------------------------------------------
                                      FACE          MARKET
DESCRIPTION                       AMOUNT (000)    VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 1.7%
   Morgan Stanley,
     5.80%, dated 03/31/00, matures
     04/03/00, repurchase price
     $1,185,132 (collateralized by
     U.S. Treasury Notes, par value
     $1,203,874, 7.50%, 02/15/05,
     market value $1,214,555)         $1,184       $ 1,184
                                                 ---------
Total Repurchase Agreement
   (Cost $1,184)                                     1,184
                                                 ---------
Total Investments -- 99.8%
   (Cost $71,727)                                   70,372
                                                 ---------
Other Assets and Liabilities, Net -- 0.2%              129
                                                 ---------

NET ASSETS:
Fund Shares of Class A
   (unlimited authorization--
   no par value) based on
   6,980,749 outstanding
   shares of beneficial interest                    72,714
Undistributed net investment income                     17
Accumulated net realized loss
   on investments                                     (875)
Net unrealized depreciation on investments          (1,355)
                                                 ---------
Total Net Assets -- 100.0%                        $ 70,501
                                                 =========
Net Asset Value, Offering and Redemption
   Price Per Share -- Class A                      $ 10.10
                                                 =========
CL -- CLASS
FFCB -- FEDERAL FARM CREDIT BANK
FHLB -- FEDERAL HOME LOAN BANK
FHLMC -- FEDERAL HOME LOAN MORTGAGE
FNMA --  FEDERAL  NATIONAL  MORTGAGE  ASSOCIATION
GNMA --  GOVERNMENT  NATIONAL MORTGAGE  ASSOCIATION
LP -- LIMITED  PARTNERSHIP
LTD -- LIMITED
PLC -- PUBLIC LIABILITY COMPANY
SER -- SERIES
TBA -- TO BE ANNOUNCED

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS (000)
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- FOR THE YEAR ENDED MARCH 31, 2000

                                                                                        ---------          --------
                                                                                         S&P 500            BOND
                                                                                          INDEX             INDEX
                                                                                          FUND              FUND
                                                                                        ---------          --------
INVESTMENT INCOME:
   Dividends                                                                            $ 32,356              $ --
   Interest Income                                                                         2,109             4,056
                                                                                      ----------        ----------
   Total investment income                                                                34,465             4,056
                                                                                      ----------        ----------
EXPENSES:
   Management fees                                                                         5,670               222
   Waiver of management fees                                                                (705)              (52)
   Investment advisory fees                                                                  773                44
   Custodian/Wire Agent Fees                                                                 196                 4
   Transfer Agent fees                                                                        55                 1
   Professional fees                                                                          73                 2
   Registration fees                                                                         240                 7
   Trustee fees                                                                               20                 1
   Pricing                                                                                    15                 7
   Insurance Expense                                                                          42                --
   Shareholder Servicing Fees                                                              5,711               158
   Waiver of Shareholder Servicing Fees                                                   (4,535)             (158)
   Printing Expense                                                                           29                 5
   Licensing Fee                                                                              47                --
   Other expenses                                                                              4                --
                                                                                      ----------        ----------
   Total expenses                                                                          7,635               241
                                                                                      ----------        ----------
NET INVESTMENT INCOME                                                                     26,830             3,815
                                                                                      ----------        ----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   Net realized Loss from Securities Sold                                                 (9,730)             (404)
   Net Realized Loss from Futures Contracts                                               (2,361)               --
                                                                                      ----------        ----------
   Net Realized Loss from Investment Transactions                                        (12,091)             (404)
                                                                                      ----------        ----------
   Change in unrealized Appreciation (Depreciation) on Investment Securities             421,527            (2,209)
   Change in Unrealized Appreciation on Futures Contracts                                  2,385                --
                                                                                      ----------        ----------
   Net Change in Unrealized Appreciation (Depreciation) on Investments                   423,912            (2,209)
                                                                                      ----------        ----------
   Net Realized and Unrealized Gain (Loss) on Investments                                411,821            (2,613)
                                                                                      ----------        ----------
NET INCREASE IN NET ASSETS FROM OPERATIONS                                              $438,651            $1,202
                                                                                      ==========        ==========

AMOUNTS DESIGNATED AS "--" ARE ZERO OR HAVE BEEN ROUNDED TO ZERO.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- FOR THE YEARS ENDED MARCH 31,

                                                          -----------------------   --------------------
                                                                 S&P 500 INDEX           BOND INDEX
                                                                     FUND                   FUND
                                                          -----------------------   --------------------
                                                             2000         1999         2000       1999
                                                          ----------   ----------   ---------   --------
OPERATIONS:
   Net investment income                                  $   26,830    $  22,687   $   3,815    $ 2,830
   Net realized gain (Loss) from Securities Sold             (12,091)      45,489        (404)       181
   Net change in unrealized Appreciation (depreciation)
     of investments                                          423,912      260,224      (2,209)      (250)
                                                          ----------   ----------   ---------   --------
   Net increase in net assets from operations                438,651      328,400       1,202      2,761
                                                          ----------   ----------   ---------   --------
DISTRIBUTIONS TO SHAREHOLDERS:
   Net investment income:
     Class A                                                  (7,075)      (5,701)     (3,798)    (2,830)
     Class E                                                 (19,070)     (16,475)         --         --
   Net Capital gains:
     Class A                                                  (5,677)      (5,003)         --         --
     Class E                                                 (13,435)     (12,542)         --         --
                                                          ----------   ----------   ---------   --------
     Total distributions                                     (45,257)     (39,721)     (3,798)    (2,830)
                                                          ----------   ----------   ---------   --------
CAPITAL SHARE TRANSACTIONS:(1)
CLASS A:
   Proceeds from Shares issued                               448,334      344,080      36,555     28,081
   Reinvestment of cash distributions                         12,084       10,245         860        722
   Cost of Shares redeemed                                  (266,547)    (199,284)    (21,299)   (15,035)
                                                          ----------   ----------   ---------   --------
   Increase in Net Assets Derived from
     Class A Transactions                                    193,871      155,041      16,116     13,768
                                                          ----------   ----------   ---------   --------
CLASS E:
   Proceeds from Shares issued                               553,797      439,964          --         --
   Reinvestment of cash distributions                         21,923       17,726          --         --
   Redemption In-Kind Transaction (Note 6)                        --      (61,022)         --         --
   Cost of Shares redeemed                                  (399,088)    (298,234)         --         --
                                                          ----------   ----------   ---------   --------
   Increase in Net Assets Derived from
     Class E transactions                                    176,632       98,434          --         --
                                                          ----------   ----------   ---------   --------
   Increase in Net Assets Derived from
     Capital Share transactions                              370,503      253,475      16,116     13,768
                                                          ----------   ----------   ---------   --------
   Net increase in net assets                                763,897      542,154      13,520     13,699
                                                          ----------   ----------   ---------   --------
NET ASSETS:
   Beginning of Period                                     2,294,155    1,752,001      56,981     43,282
                                                          ----------   ----------   ---------   --------
   End of Period                                          $3,058,052   $2,294,155   $  70,501    $56,981
                                                          ==========   ==========   =========   ========
(1) SHARES ISSUED AND REDEEMED:
CLASS A:
   Shares issued                                              10,455        9,422       3,589      2,626
   Shares issued in lieu of cash distributions                   283          291          85         68
   Shares redeemed                                            (6,272)      (5,571)     (2,092)    (1,411)
                                                          ----------   ----------   ---------   --------
     Total Class A transactions                                4,466        4,142       1,582      1,283
                                                          ----------   ----------   ---------   --------
CLASS E:
   Shares issued                                              13,075       12,076          --         --
   Shares issued in lieu of cash distributions                   512          502          --         --
   Redemption In-Kind Transaction (Note 6)                        --       (1,737)         --         --
   Shares Redeemed                                            (9,354)      (8,321)         --         --
                                                          ----------   ----------   ---------   --------
     Total Class E transactions                                4,233        2,520          --         --
                                                          ----------   ----------   ---------   --------
   Net Increase From Share Transactions                        8,699        6,662       1,582      1,283
                                                          ==========   ==========   =========   ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- FOR THE YEAR ENDED MARCH 31, 2000

FOR A SHARE OUTSTANDING THROUGHOUT EACH YEAR

                                                                                                                        RATIO OF NET
        NET ASSET              NET REALIZED AND   DIVIDENDS DISTRIBUTIONS                                     RATIO OF   INVESTMENT
         VALUE,       NET         UNREALIZED       FROM NET    FROM       NET ASSET              NET ASSETS    EXPENSES     INCOME
        BEGINNING  INVESTMENT  GAINS OR (LOSSES)  INVESTMENT  CAPITAL    VALUE, END    TOTAL       END OF     TO AVERAGE  TO AVERAGE
        OF PERIOD   INCOME       ON SECURITIES      INCOME     GAINS      OF PERIOD  RETURN(1)  PERIOD (000)  NET ASSETS  NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------

------------------
S&P 500 INDEX FUND
------------------
  CLASS A (+)
  2000      $40.13  $0.39           $ 6.60         $(0.39)   $(0.31)       $46.42     17.52%    $1,002,691     0.40%         0.93%
  1999       34.71   0.40             5.76          (0.40)    (0.34)        40.13     18.05        687,706     0.40          1.11
  1998       24.06   0.41            10.86          (0.41)    (0.21)        34.71     47.43        451,077     0.40          1.37
  1997       20.87   0.48             3.47          (0.43)    (0.33)        24.06     19.22        108,770     0.40          1.84
  1996(2)    20.82     --             0.05             --        --         20.87      0.24          3,007     0.46          0.97
  CLASS E (++)
  2000      $40.23  $0.45           $ 6.62         $(0.45)   $(0.31)       $46.54     17.79%    $2,055,361     0.25%         1.07%
  1999       34.77   0.57             5.68          (0.45)    (0.34)        40.23     18.29      1,606,449     0.25          1.26
  1998       24.10   0.45            10.88          (0.45)    (0.21)        34.77     47.62      1,300,924     0.25          1.55
  1997       20.88   0.46             3.54          (0.45)    (0.33)        24.10     19.46        835,889     0.25          2.03
  1996       16.40   0.44             4.72          (0.37)    (0.31)        20.88     31.88        630,566     0.25          2.31

---------------
BOND INDEX FUND
---------------
  2000      $10.55  $0.61           $(0.45)         $(0.61)  $   --        $10.10      1.62%    $   70,501     0.38%         6.02%
  1999       10.52   0.62             0.03           (0.62)      --         10.55      6.25         56,981     0.38          5.79
  1998       10.01   0.64             0.51           (0.64)      --         10.52     11.81         43,282     0.38          6.22
  1997       10.26   0.64            (0.21)          (0.68)      --         10.01      4.36         35,691     0.38          6.26
  1996(3)     9.90   0.64             0.36           (0.64)      --         10.26     10.31         51,185     0.38          6.20


TABLE CONTINUED
                                  RATIO OF
                      RATIO     NET INVESTMENT
                    OF EXPENSES    INCOME
                    TO AVERAGE   TO AVERAGE
                     NET ASSETS   NET ASSETS PORTFOLI
                     (EXCLUDING   (EXCLUDING TURNOVER
                      WAIVERS)     WAIVERS)   RATE
-----------------------------------------------------
------------------
S&P 500 INDEX FUND
------------------
  CLASS A (+)
  2000                 0.43%        0.90%       7%
  1999                 0.44         1.07        7
  1998                 0.44         1.33        4
  1997                 0.46         1.78        2
  1996(2)              0.58         0.85        3
  CLASS E (++)
  2000                 0.52%        0.80%       7%
  1999                 0.54         0.97        7
  1998                 0.54         1.26        4
  1997                 0.54         1.74        2
  1996                 0.35         2.21        3

---------------
BOND INDEX FUND
---------------
  2000                 0.71%        5.69%      47%
  1999                 0.72         5.45       40
  1998                 0.78         5.82       44
  1997                 0.71         5.93       46
  1996(3)              0.48         6.10       59

 + ON JULY 31, 1997 THE BOARD OF TRUSTEES APPROVED THE RENAMING OF THE CLASS E SHARES TO CLASS A SHARES.
++ ON JULY 31, 1997 THE BOARD OF TRUSTEES APPROVED THE RENAMING OF THE CLASS A SHARES TO CLASS E SHARES.
(1) THE TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED.
(2) S&P 500 INDEX CLASS A SHARES, FORMERLY THE CLASS E SHARES, WERE OFFERED BEGINNING FEBRUARY 28, 1996. ALL RATIOS FOR THAT PERIOD HAVE BEEN ANNUALIZED.
(3) THE INVESTMENT ADVISER WAS CHANGED FROM WORLD ASSET MANAGEMENT TO MELLON BOND ASSOCIATES EFFECTIVE OCTOBER 2, 1996.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

1.    ORGANIZATION
SEI Index Funds (the "Trust") was organized as a Massachusetts Business Trust under a Declaration of Trust dated March 6, 1985. The Trust is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company with two funds: the S&P 500 Index Fund and the Bond Index Fund (the "Funds"). The Trust's prospectus provides a description of each Fund's investment objectives, policies and strategies. The trust is registered to offer Class A and Class E shares of the S&P 500 Index Fund and Class A shares of the Bond Index Fund. The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held.

2.   SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of the significant accounting policies followed by the Funds.
     SECURITY VALUATION -- Investments in equity securities which are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.
     FEDERAL INCOME TAXES -- It is each Fund's intention to continue to qualify as a regulated investment company for Federal income tax purposes by complying with the appropriate provisions of the Internal Revenue Code. Accordingly, no provisions for Federal income taxes are required in the accompanying financial statements.
     SECURITY TRANSACTIONS AND RELATED INCOME -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Dividend income is recognized on the ex-dividend date, and interest income is recognized on the accrual basis. Costs used in determining realized gains and losses on the sales of investment securities are those of the specific securities sold adjusted for the accretion and amortization of purchase discounts and premiums during the respective holding periods. Purchase discounts and premiums on securities held by the Funds are accreted and amortized to maturity using a method which approximates the effective interest method.
     REPURCHASE AGREEMENTS -- Securities pledged as collateral for Repurchase Agreements are held by the custodian bank until the respective agreements mature. Provisions of the Repurchase Agreements and procedures adopted by SEI Investments Fund Management (the "Manager") and the adviser ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters into an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.
     FUTURES CONTRACTS -- The S&P 500 Index Fund invests in S&P 500 futures contracts. For each S&P 500 futures contract, the Fund pledges Treasury bills with the broker valued at approximately $10,000 per contract. Subsequent payments to and from the broker are made on a daily basis or upon expiration or closing of the position, as the value of the S&P 500 Index fluctuates. These fluctuations make the positions in the futures contracts more or less valuable, which results in gains or losses to the Fund. The S&P 500 Index Fund's investment in S&P 500 Index futures contracts is designed to assist the Fund in more closely approximating the performance of the S&P 500 Index. Risks of entering into S&P 500 Index futures contracts include the possibility that there may be an illiquid market and that a change in the value of the contract may not correlate with changes in the value of the underlying securities. Should the S&P 500 Index move unexpectedly, the Fund may not receive the anticipated benefits from the S&P 500 Index futures contracts and may realize a loss.
     A summary of the open S&P 500 Index futures contracts held by the S&P 500 Index Fund at March 31, 2000, is as follows:

               CONTRACT                         UNREALIZED
  NUMBER OF      VALUE                         APPRECIATION
  CONTRACTS      (000)          EXPIRATION         (000)
 -----------  ----------       ------------    ------------
     95         $35,988          06/16/00         $2,029

     CLASSES -- Class specific expenses are borne by that class of shares. Income, expenses, and realized and unrealized gains/losses are allocated to the respective classes on the basis of relative daily net assets.
     EXPENSES -- Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Fund are prorated to the Funds on the basis of relative net assets.
     NET ASSET VALUE PER SHARE -- The net asset value per share of each Fund is calculated on each business day. In general, it is computed by dividing the assets of each fund, less its liabilities, by the number of outstanding shares of the Fund.
     RECLASSIFICATION OF COMPONENTS OF NET ASSETS -- The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for the reporting period may differ significantly from distributions during such period. These book/tax differences may be temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in-capital or accumulated net realized gain, as appropriate, in the period that the differences arise. Accordingly, the following permanent difference, has been reclassified to/from the following accounts during the fiscal year ended March 31, 2000:

                      PAID IN    ACCUMULATED     ACCUMULATED
                      CAPITAL  NET INVESTMENT   REALIZED GAIN
        FUND           (000)    INCOME (000)        (000)
-----------------     -------  --------------   --------------
S&P500 Index Fund     $2,769       $(714)         $(2,055)

OTHER -- Distributions from net investment income for the Funds are paid to shareholders in the form of monthly dividends for the Bond Index Fund and quarterly for the S&P 500 Index Fund. Any net realized capital gains on sales of securities are distributed to shareholders at least annually.
     Dividends from net investment income and distributions from net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from those amounts determined under generally accepted accounting principals.

3.   TRANSACTIONS WITH AFFILIATES
The Trust and the Manager are parties to management agreements for the S&P 500 Index Fund and bond Index Fund dated July 25, 1986 and January 20, 1986, respectively, under which the Manager provides management, administrative, transfer agent, and shareholder services to the Funds for an annual fee equal to
 .22% of the average daily net assets of the S&P 500 Index Fund and .35% of average daily net assets of the Bond Index Fund. The Manager has agreed to waive its fee so that the total annual expenses of each Fund will not exceed voluntary expense limitations adopted by the Manager. In the event that the total annual expenses of a Fund, after reflecting a waiver of all fees by the Manager, exceed the specific limitation, the Manager has agreed to bear such excess. Any such waiver is voluntary and may be terminated at any time at the Manager's sole discretion.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
SEI INDEX FUNDS -- MARCH 31, 2000

     Certain officers of the Trust are also officers of the Manager. The Trust pays each unaffiliated Trustee an annual fee for attendance at quarterly, interim and committee meetings. Compensation of officers is paid by the Manager.
     SEI Investments Distribution Company ("the Distributor"), a wholly-owned subsidiary of SEI Investments and a registered broker-dealer, acts as the distributor of the shares of the Trust under the Distribution Agreements. The Trust has adopted shareholder servicing plans (the "Plans") for its Class A and Class E shares pursuant to which shareholder servicing fees of up to .15% or
 .25%, respectively, and for the Bond Index Fund up to .25%, of the average daily net assets attributable to the particular class of shares are paid to the Distributor. Under the Plans, the Distributor may perform, or may compensate other service providers for performing, certain shareholder and administrative services. Under the Plans, the Distributor may retain as a profit any difference between the fee it receives and the amount it pays to third parties.

4.   INVESTMENT ADVISORY AND CUSTODIAN AGREEMENT
Under an investment advisory agreement dated November 18, 1998, SEI Investments Management Corporation ("SIMC") serves as the Investment Adviser of the S&P 500 Index Fund. For its services as Investment Adviser, SIMC receives a monthly fee at an annual rate of .03% of the average daily net assets of the S&P 500 Index Fund. World Asset Management serves as an investment sub-advisor of the S&P 500 Index Fund and is party to an investment sub-advisory agreement with the Trust and SIMC dated November 18, 1998. Mellon Bond Associates serves as the Investment Adviser of the Bond Index Fund under an advisory agreement dated October 2, 1995. For its services as Investment Adviser, Mellon Bond Associates receives a monthly fee at an annual rate of .07% of the average daily net assets of the Bond Index Fund.
     Comerica Bank, an affiliate of World Asset Management, serves as custodian of the Funds under an agreement dated January 3, 1986.

5.   INVESTMENT TRANSACTIONS
The cost of security purchases and the proceeds from the sale of securities, other than temporary cash investments, during the year ended March 31, 2000, were as follows:

                              U.S.
                           GOVERNMENT
                           SECURITIES  ALL OTHER   TOTAL
                              (000)      (000)     (000)
                         -----------------------------------
S&P 500 INDEX FUND
Purchases                  $    --    $545,673   $545,673
Sales                           --     174,485    174,485
BOND INDEX FUND
Purchases                  $38,206     $ 6,413   $ 44,619
Sales                       25,621       1,963     27,584

     Subsequent to October 31, 1999, the Bond Index Fund recognized net capital losses for tax purposes in the amount of $234,746 that have been deferred and can be used to offset future capital gains at March 31, 2000. At March 31, 2000, the Bond Index Fund had capital loss carryforwards to the extent provided in the regulations for Federal income tax as follows:

           EXPIRATION YEAR        EXPIRATION AMOUNT
           ---------------        -----------------
                2002                  $121,767
                2003                   100,980
                2004                   241,696
                2008                   174,383
                                      --------
                                      $638,826
                                      ========

     The S&P 500 Fund had cumulative wash sales at March 31, 2000, amounting to $4,356,091. These wash sale losses cannot be used for Federal income tax purposes in the current year and have deferred for use in future years.

     The aggregate gross unrealized appreciation and depreciation on securities at March 31, 2000, for each Fund is as follows:

                                                                    NET
                                                                UNREALIZED
                           APPRECIATED          DEPRECIATED    APPRECIATION/
                           SECURITIES           SECURITIES     DEPRECIATION
                              (000)               (000)            (000)
                         ----------------     --------------  ----------------
S&P 500 Index Fund      $1,556,423              $(120,964)       $1,435,459
Bond Index Fund                533                 (1,888)           (1,355)

     The Bond Index Fund invests primarily in securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities. The ability of the issuers of the repurchase agreements and other bonds held by the Fund to meet their obligations may be affected by economic developments in a specific industry, state or region. The market value of the Fund's investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Changes by recognized rating agencies in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. A summary of credit quality ratings for securities held by the Fund at March 31, 2000, is as follows:

                                                    % OF
                                                    FUND
          MOODY'S                                  VALUE
          -------                                 -------
U.S. Government Securities                        73.25%
Repurchase Agreements                              1.68%
Other Bonds
     Aaa                                           4.69%
     Aa                                            4.00%
     A                                            10.90%
     Baa                                           5.48%
                                                 -------
                                                 100.00%
                                                 =======

6.   IN-KIND REDEMPTION
On April 14, 1998, Michigan Masonic Charitable Foundation liquidated its full position of 1,737,031 shares in the S&P 500 Index Class E Fund and received a portion of its redemption through the transfer of securities (in-kind) for a value of $59,853,681 with the remainder in cash of $1,168,212. As a result of the redemption in-kind, the fund realized a gain for book purposes of $37,819,108, which represents the appreciation, as of the date of the transfer, in the securities transferred. For tax purposes, the Fund will not be required to distribute this realized gain to shareholders and therefore, the amount has been reclassified to paid in capital in accordance with Statement of Position 93-2. This reclassification had no effect on the Funds' net asset value.

7.   LINE OF CREDIT
The Funds have a bank line of credit. Borrowings under the line of credit are secured by investment securities of the Funds equal to 110% of such borrowings which may not exceed 10% of the Funds' total assets. During the period ended March 31, 2000, no borrowings were made from this line of credit.

NOTICE TO SHAREHOLDERS
--------------------------------------------------------------------------------
MARCH 31, 2000 -- (UNAUDITED)

For shareholders that do not have a March 31, 2000 taxable year end, this notice is for informational purposes only. For shareholders with a March 31, 2000 taxable year end, please consult your tax advisor as to the pertinence of this notice.

For the fiscal year ended March 31, 2000 the Funds of the SEI Index Funds are designating long term capital gains and qualifying dividend income with regard to distributions paid during the year as follows:

                             (A)                  (B)
                          LONG TERM            ORDINARY
                        CAPITAL GAINS           INCOME              TOTAL
                        DISTRIBUTIONS        DISTRIBUTIONS      DISTRIBUTIONS
 FUND                    (TAX BASIS)          (TAX BASIS)        (TAX BASIS)
----------             ---------------      ---------------    ---------------
S&P 500 Index               42%                   58%                100%
Bond Index (2)               0%                  100%                100%

                             (C)                  (D)                 (E)
                         QUALIFYING           TAX-EXEMPT            FOREIGN
FUND                    DIVIDENDS(1)           INTEREST           TAX CREDIT
----------             --------------        ------------        ------------
S&P 500 Index              100%                   0%                   0%
Bond Index                   0%                   0%                   0%


(1) Qualifying dividends represent dividends which qualify for the corporate dividends received deduction.
(2) The Bond Index fund satisfies CA, CT and NY's statutory requirements to pass -through income from Federal obligations. Accordingly, the pro-rata portion of income from Federal obligations may be exempt for those respective state's income tax purposes.

Items (A) and (B) are based on the percentage of each Fund's total distribution. Item (C) is based on the percentage of ordinary income of the Fund.
Items (D) and (E) are based on the percentage of gross income of the Fund.

                                      NOTES

---------------------
SEI INDEX FUNDS
---------------------
ANNUAL REPORT
---------------------
MARCH 31, 2000

Robert A. Nesher
CHAIRMAN

TRUSTEES
William M. Doran
F. Wendell Gooch
Rosemarie B. Greco
James M. Storey
George J. Sullivan, Jr.

OFFICERS
Edward D. Loughlin
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Mark Nagle
CONTROLLER AND CHIEF FINANCIAL OFFICER
Todd Cipperman
VICE PRESIDENT, ASSISTANT SECRETARY
Timothy D. Barto
VICE PRESIDENT, ASSISTANT SECRETARY
James Foggo
VICE PRESIDENT, ASSISTANT SECRETARY
Kevin P. Robins
VICE PRESIDENT, ASSISTANT SECRETARY
Cynthia M. Parrish
VICE PRESIDENT, ASSISTANT SECRETARY
Lydia Gavalis
VICE PRESIDENT, ASSISTANT SECRETARY
Christine McCullough
VICE PRESIDENT, ASSISTANT SECRETARY
Richard W. Grant
SECRETARY

INVESTMENT ADVISERS
SEI Investments Management Corporation
Mellon Bond Associates

SUB-ADVISER
World Asset Management

MANAGER AND SHAREHOLDER SERVICING AGENT
SEI Investments Fund Management

DISTRIBUTOR
SEI Investments Distribution Co.

LEGAL COUNSEL
Morgan, Lewis & Bockius LLP

INDEPENDENT PUBLIC ACCOUNTANTS
Arthur Andersen LLP

THIS ANNUAL REPORT AND THE FINANCIAL STATEMENTS CONTAINED HEREIN ARE
SUBMITTED FOR THE GENERAL INFORMATION OF THE SHAREHOLDERS OF THE TRUST AND MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS. SHARES OF THE SEI FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
(FDIC), THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. SEI INVESTMENTS DISTRIBUTION CO., THE DISTRIBUTOR OF THE SEI FUNDS, IS NOT AFFILIATED WITH ANY BANK.

FOR MORE INFORMATION CALL 1[Bullet]800[Bullet]DIAL[Bullet]SEI/1[Bullet]800 [Bullet]342[Bullet]5734

[SEI logo omitted] INVESTMENTS DISTRIBUTION CO.
Oaks, PA 19456
800-DIAL-SEI/800-342-5734


SEI-F-091-07